Exhibit 99.1

Bruker Reports Second Quarter 2026 Financial Results

•
Q2-26 Bruker Scientific Instruments (BSI) bookings up 10% organically year-over-year (yoy), with BSI book-to-bill >1.0x
•
Q2-26 revenue of $838.5 million, up +5.2% yoy; up 2.8% organically, or +3.4% excluding tariff refunds
•
Q2-26 GAAP diluted loss per share of $(0.41); non-GAAP diluted earnings per share (EPS) $0.49
•
Updating FY2026 guidance for currency and tax only:
o
Revenues of $3.54 to $3.57 billion, up 3% to 4% yoy, with organic growth of 1% to 2%
o
Non-GAAP EPS of $2.10 to $2.15, up 15% to 17% yoy

BILLERICA, Massachusetts – August 4, 2026 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for the three and six months ended June 30, 2026.

Frank H. Laukien, Bruker’s President and CEO, commented: “We returned to organic revenue growth in the second quarter and our Scientific Instruments segment achieved 10% organic bookings growth year-over-year. Our focus on cost and profitability resulted in solid margin expansion and non-GAAP EPS growth in the quarter. In particular, we achieved strong order bookings growth for our differentiated products and solutions in the semiconductor tools, energy research and biopharma markets. In our academic and medical research business, US academic demand remained soft in Q2, while aca/gov bookings in Europe and China were up strongly. We are gaining confidence in a gradual market recovery, and we anticipate significant organic margin expansion and non-GAAP EPS growth not only this year, but in 2027 as well.”

Second Quarter 2026 (Q2-26) Financial Results

Bruker’s revenues for the second quarter of 2026 were $838.5 million, an increase of 5.2% compared to $797.4 million in the second quarter of 2025. In Q2-26, revenues increased organically yoy by 2.8%, or 3.4% excluding tariff refunds. Growth from acquisitions was 1.5%, with constant-exchange rate (CER) growth of 4.3%, while foreign currency translation had a favorable impact of 0.9% yoy.

Q2-26 Bruker Scientific Instruments (BSI) revenues of $767.3 million increased 4.7% yoy, with organic revenue increasing by 2.3%. Q2-26 Bruker Energy & Supercon Technologies (BEST) revenues of $74.2 million increased 11.9% yoy, with an organic revenue increase of 8.9%, net of intercompany eliminations.

Q2-26 GAAP operating loss was $(65.3) million, compared to GAAP operating income of $11.9 million in the second quarter of 2025. Second quarter 2026 GAAP financial results include non-cash goodwill impairment charges of $134.9 million. Bruker's Q2-26 non-GAAP operating income was $118.5 million, compared to $72.0 million in the second quarter of 2025, and Q2-26 non-GAAP operating margin was 14.1%, compared to 9.0% in the second quarter of 2025.

Q2-26 GAAP diluted loss per share was $(0.41), compared to diluted earnings per share of $0.05 in the second quarter of 2025. Q2-26 non-GAAP diluted EPS was $0.49, compared to $0.32 in the second quarter of 2025.

First Half 2026 Financial Results

For the first half of 2026, Bruker’s revenues were $1.7 billion, an increase of 3.9% compared to $1.6 billion in the first half of 2025. In the first half of 2026, revenues decreased organically by 0.8% yoy, while growth from acquisitions was 2.0%, CER growth was 1.2%, and foreign currency translation had a favorable impact of 2.7%.

In the first half of 2026, BSI revenues of $1.5 billion increased 3.3% yoy, with revenue decreasing by 1.4% organically. First half 2026 BEST revenues of $141.0 million increased 12.3% yoy, with organic growth of 6.1%, net of intercompany eliminations.

In the first half of 2026, GAAP operating loss was $(55.1) million, which includes the impact of impairment charges noted above, compared to GAAP operating income of $43.7 million in the first half of 2025. Bruker's non-GAAP operating income in the first half of 2026 was $202.7 million, compared to $173.7 million in the first half of 2025. Bruker’s non-GAAP operating margin in the first half of 2026 improved to 12.2%, compared to 10.9% in the first half of 2025.

First half 2026 GAAP diluted loss per share was $(0.39), compared to diluted earnings per share of $0.16 in the first half of 2025. First half 2026 non-GAAP diluted EPS was $0.80, compared to $0.78 in the first half of 2025, including a currency headwind of 5 cents.

Updating Fiscal Year 2026 (FY26) Financial Outlook for Currency and Tax Only

Bruker now expects FY26 revenues of $3.54 to $3.57 billion, compared to FY25 revenues of $3.44 billion, with 3% to 4% year-over-year reported revenue growth, including:

•
Organic revenue growth of 1% to 2%
•
M&A revenue growth of approximately 1.5%,
•
CER revenue growth of 2.5% to 3.5%, and
•
Foreign currency translation revenue tailwind of approximately 0.5% (previously 1.5%).

Bruker continues to expect FY26 non-GAAP EPS of $2.10 to $2.15 compared to $1.83 in FY25, an increase of 15% to 17% year-over-year, now at an effective non-GAAP tax rate of 27.5%. This includes a currency headwind of approximately $0.10, or 5%. Our FY26 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of June 30, 2026.

For the Company’s outlook for 2026 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, each of which are forward-looking non-GAAP measures, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 4, 2026, at 9:00 am Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2026 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Second Quarter 2026 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10210859/10488dbff5c and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-855-669-9658 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 2701950. The replay will be available beginning one hour after the end of the conference call through September 4, 2026.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in specialty diagnostics, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, clinical microbiology and molecular diagnostics, as well as in the semiconductor industry. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, impairments, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to CER currency revenue growth, CER non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities, less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2026 non-GAAP organic revenue, non-GAAP M&A revenue, and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2026 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, (1) the length and severity of any recession and the impact on global economic conditions, (2) the impact of supply chain challenges, including inflationary pressures, (3) the impact of geopolitical instability and tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from the ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, (4) the conflict in Israel, Palestine and surrounding areas and hostilities in the Middle East, including heightened tensions in Iran, and the possible expansion of such conflicts and potential geopolitical consequences and global instability, (5) the ongoing tensions between the United States and China, tariff increases or uncertainties and trade policy changes and restrictions, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, (6) continued volatility in the capital markets, (7) the impact of increased interest rates, (8) the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, (9) our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, (10) the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, (11) changes in governmental regulations, intellectual property rights, and litigation, (12) exposure to foreign currency fluctuations, (13) the impact of foreign currency exchange rates, (14) our ability to service our debt obligations and fund our anticipated cash needs, (15) the effect of a concentrated ownership of our common stock, (16) the loss of key personnel, (17) payment of future dividends, (18) the impact (if any) of macroeconomic issues, including uncertainties related to trade policies or tariff regulations, and (19) other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2025, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by applicable law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$838.5	$797.4	$1,661.9	$1,598.8
Cost of revenue	422.5	439.5	866.1	849.7
Gross profit	416.0	357.9	795.8	749.1
Operating expenses:
Selling, general and administrative	238.9	231.4	481.0	456.8
Research and development	94.3	100.2	195.6	197.3
Goodwill impairment charge	134.9	—	134.9	—
Other charges, net	13.2	14.4	39.4	51.3
Total operating expenses	481.3	346.0	850.9	705.4
Operating (loss) income	(65.3)	11.9	(55.1)	43.7
Interest and other income (expense), net	24.6	(11.4)	36.3	(18.1)
(Loss) income before income taxes, equity in income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	(40.7)	0.5	(18.8)	25.6
Income tax provision (benefit)	14.2	(3.1)	16.7	5.6
Equity in income of unconsolidated investees, net of tax	4.0	0.6	0.3	1.0
Consolidated net (loss) income	(50.9)	4.2	(35.2)	21.0
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	1.1	(3.4)	2.4	(4.0)
Net (loss) income attributable to Bruker Corporation	$(52.0)	$7.6	$(37.6)	$25.0
Dividends on Series A Mandatory Convertible Preferred Stock	10.9	—	21.8	—
Net (loss) income attributable to Bruker Corporation common shareholders	$(62.9)	$7.6	$(59.4)	$25.0
Net (loss) income per common share attributable to Bruker Corporation shareholders:
Basic	$(0.41)	$0.05	$(0.39)	$0.16
Diluted	$(0.41)	$0.05	$(0.39)	$0.16
Weighted average common shares outstanding:
Basic	152.3	151.6	152.2	151.6
Diluted	152.3	151.7	152.2	151.8
(a)
On subsequent pages this is referred to as “Profit (loss) before income tax”.

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue by Segment:
Bruker BioSpin	$195.7	$195.3	$393.2	$403.1
Bruker CALID	310.3	285.8	626.6	565.9
Bruker Nano	261.3	252.1	507.3	508.7
BSI Revenue Total	767.3	733.2	1,527.1	1,477.7
BEST	74.2	66.3	141.0	125.6
Eliminations	(3.0)	(2.1)	(6.2)	(4.5)
Total revenue	$838.5	$797.4	$1,661.9	$1,598.8

Revenue by End Customer Geography:
United States	$248.2	$222.9	$470.1	$440.3
Europe	308.7	272.5	630.3	557.7
Asia Pacific	217.3	242.1	426.0	474.7
Other	64.3	59.9	135.5	126.1
Total revenue	$838.5	$797.4	$1,661.9	$1,598.8

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the three and six months ended June 30, 2026, and June 30, 2025, respectively, for the following measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Operating (loss) income and Operating (loss) income margin; Interest and Other Income (Expense), net; Profit (loss) before Income Taxes; Net Income (loss) Attributable to Bruker Corporation Common Shareholders; Diluted net income (loss) per common share; and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating (Loss) income	Operating (Loss) income Margin	Interest and other income (expense), net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share attributable to Bruker Corporation Common Shareholders (b)	Income Tax Rate
Three Months Ended June 30, 2026:
GAAP	$416.0	49.6%	$238.9	$(65.3)	(7.8)%	$24.6	$(40.7)	$(62.9)	$(0.41)	(34.9)%
Non-GAAP adjustments:
Restructuring costs	0.3	—	—	4.2	0.5%	—	4.2	4.2	0.03	—
Acquisition-related costs	0.8	0.1%	—	4.4	0.5%	—	4.4	4.4	0.03	—
Purchased intangibles amortization	18.3	2.2%	(15.0)	33.3	4.0%	—	33.3	33.3	0.22	—
Goodwill and Intangible assets impairment charges	—	—	—	134.9	16.1%	—	134.9	134.9	0.88	—
Lease and fixed asset impairment charges	0.3	—	—	2.9	0.3%	—	2.9	2.9	0.02	—
Unrealized gain on equity interest investment	—	—	—	—	—	(27.6)	(27.6)	(27.6)	(0.18)	—
Other costs	0.9	0.2%	—	4.1	0.5%	1.5	5.6	1.4	—	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(15.0)	(0.10)	56.0%
Other Discrete Items	—	—	—	—	—	—	—	—	—	3.9%
Total Non-GAAP adjustments	20.6	2.5%	(15.0)	183.8	21.9%	(26.1)	157.7	138.5	0.90	59.9%
Non-GAAP	$436.6	52.1%	$223.9	$118.5	14.1%	$(1.5)	$117.0	$75.6	$0.49	25.0%

Three Months Ended June 30, 2025:
GAAP	$357.9	44.9%	$231.4	$11.9	1.5%	$(11.4)	$0.5	$7.6	$0.05	(620.0)%
Non-GAAP adjustments:
Restructuring costs	4.4	0.6%	—	7.3	0.9%	—	7.3	7.3	0.05	—
Acquisition-related costs	2.8	0.4%	—	5.5	0.7%	—	5.5	5.5	0.04	—
Purchased intangibles amortization	15.0	1.9%	(16.5)	31.5	4.0%	—	31.5	31.5	0.21	—
Acquisition-related litigation charges	—	—	—	4.0	0.5%	—	4.0	4.0	0.03	—
Other costs	7.1	0.8%	—	11.8	1.4%	0.4	12.2	9.9	0.07	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(17.5)	(0.13)	643.6%
Other Discrete Items	—	—	—	—	—	—	—	—	—	—
Total Non-GAAP adjustments	29.3	3.7%	(16.5)	60.1	7.5%	0.4	60.5	40.7	0.27	643.6%
Non-GAAP	$387.2	48.6%	$214.9	$72.0	9.0%	$(11.0)	$61.0	$48.3	$0.32	23.6%

(a)
Referred to as “(Loss) income before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.
(b)
GAAP diluted EPS is identical using either GAAP or Non‑GAAP diluted share counts, as the share count difference is immaterial and does not affect GAAP EPS after rounding.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating (Loss) Income	Operating (Loss) income Margin	Interest and other income (expense), net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share attributable to Bruker Corporation Common Shareholders (b)	Income Tax Rate
Six Months Ended June 30, 2026
GAAP	$795.8	47.9%	$481.0	$(55.1)	(3.3)%	$36.3	$(18.8)	$(59.4)	$(0.39)	(88.8)%
Non-GAAP adjustments:
Restructuring costs	9.8	0.6%	—	22.0	1.3%	—	22.0	22.0	0.14	—
Acquisition-related costs	4.2	0.3%	—	11.9	0.7%	—	11.9	11.9	0.08	—
Purchased intangibles amortization	35.0	2.1%	(30.7)	65.8	4.0%	—	65.8	65.8	0.43	—
Gain on remeasurement of previously held equity interest	—	—	—	—	—	(12.2)	(12.2)	(12.2)	(0.08)	—
Goodwill and Intangible assets impairment charges	0.7	—	—	137.6	8.3%	—	137.6	137.6	0.90	—
Lease and fixed asset impairment charges	2.1	0.1%	—	15.6	0.9%	—	15.6	15.6	0.10	—
Unrealized gain on equity interest investment	—	—	—	—	—	(27.6)	(27.6)	(27.6)	(0.18)	—
Other costs	0.8	0.1%	—	4.9	0.3%	0.3	5.2	4.2	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(35.3)	(0.23)	112.3%
Other Discrete Items	—	—	—	—	—	—	—	—	—	2.6%
Total Non-GAAP adjustments	52.6	3.2%	(30.7)	257.8	15.5%	(39.5)	218.3	182.0	1.19	114.9%
Non-GAAP	$848.4	51.1%	$450.3	$202.7	12.2%	$(3.2)	$199.5	$122.6	$0.80	26.1%

Six Months Ended June 30, 2025:
GAAP	$749.1	46.9%	$456.8	$43.7	2.7%	$(18.1)	$25.6	$25.0	$0.16	21.9%
Non-GAAP adjustments:
Restructuring costs	7.0	0.4%	—	17.5	1.1%	—	17.5	17.5	0.12	—
Acquisition-related costs	5.1	0.3%	—	14.1	0.9%	—	14.1	14.1	0.09	—
Purchased intangibles amortization	29.0	1.8%	(29.6)	58.8	3.7%	—	58.8	58.8	0.39	—
Acquisition-related litigation charges	—	—	—	22.6	1.4%	—	22.6	22.6	0.15	—
Other costs	7.9	0.5%	—	17.0	1.1%	2.4	19.4	16.7	0.11	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(35.7)	(0.24)	4.2%
Other Discrete Items	—	—	—	—	—	—	—	—	—	—
Total Non-GAAP adjustments	49.0	3.0%	(29.6)	130.0	8.2%	2.4	132.4	94.0	0.62	4.2%
Non-GAAP	$798.1	49.9%	$427.2	$173.7	10.9%	$(15.7)	$158.0	$119.0	$0.78	26.1%
(a)
Referred to as “(Loss) income before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.
(b)
GAAP diluted EPS is identical using either GAAP or Non‑GAAP diluted share counts, as the share count difference is immaterial and does not affect GAAP EPS after rounding.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for CER currency revenue, organic revenue, free cash flow, and weighted average common shares outstanding (Diluted):

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Three Months Ended June 30,	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025
GAAP revenue	$838.5	5.2%	$797.4	$767.3	4.7%	$733.2	$71.2	10.9%	$64.2
Effect of changes in foreign currency translation rates	7.0		23.4	5.7		21.2	1.3		2.2
Non-GAAP CER currency revenue	831.5	4.3%	774.0	761.6	3.9%	712.0	69.9	8.9%	62.0
Acquisitions (b)	11.4		29.6	11.4		29.6	—		—
Non-GAAP Organic revenue	$820.1	2.8%	$744.4	$750.2	2.3%	$682.4	$69.9	8.9%	$62.0

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Six Months Ended June 30,	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025
GAAP revenue	$1,661.9	3.9%	$1,598.8	$1,527.1	3.3%	$1,477.7	$134.8	11.3%	$121.1
Effect of changes in foreign currency translation rates	43.6		13.0	37.3		12.0	6.3		1.0
Non-GAAP CER currency revenue	1,618.3	1.2%	1,585.8	1,489.8	0.8%	1,465.7	128.5	6.1%	120.1
Acquisitions (b)	32.2		98.8	32.2		98.8	—		—
Non-GAAP Organic revenue	$1,586.1	(0.8)%	$1,487.0	$1,457.6	(1.4)%	$1,366.9	$128.5	6.1%	$120.1
(a)
Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and NANO Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2025.
(b)
We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.
(c)
Yoy growth rates are calculated as the percentage increase (or decrease) in respective line items relative to GAAP revenue in the comparable prior year.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash used in operating activities	$(77.4)	$(127.5)	$(6.2)	$(62.5)
Non-GAAP adjustments:
Purchases of property, plant and equipment and intangible assets	(28.8)	(21.3)	(53.0)	(47.3)
Non-GAAP free cash flow	$(106.2)	$(148.8)	$(59.2)	$(109.8)

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Weighted Average Common Shares Outstanding (Diluted)	152.3	151.7	152.2	151.8
Stock options, restricted stock units, and employee stock purchase plan (a)	0.5	—	0.5	—
Series A Mandatory Convertible Preferred Stock (b)	—	—	—	—
Non-GAAP Weighted Average Common Shares Outstanding (Diluted)	152.8	151.7	152.7	151.8
(a)
The Non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the three and six months ended June 30, 2026, because the Company reported a GAAP net loss for those periods.
(b)
The impact of the Series A Mandatory Convertible Preferred Stock (MCP) calculated under the if-converted method was anti-dilutive for both GAAP and Non-GAAP EPS for the three and six months ended June 30, 2026. There was no MCP outstanding for the comparative period in 2025.

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$184.9	$298.8
Accounts receivable, net	545.9	544.9
Inventories	1,120.1	1,094.6
Other current assets	374.1	274.2
Total current assets	2,225.0	2,212.5
Property, plant and equipment, net	714.1	744.8
Goodwill, intangibles, net and other long-term assets	3,113.8	3,284.1
Total assets	$6,052.9	$6,241.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$10.1	$16.6
Accounts payable	200.2	215.9
Current portion of deferred revenue and customer advances	444.6	441.3
Other current liabilities	549.8	605.4
Total current liabilities	1,204.7	1,279.2
Long-term debt	1,814.7	1,852.5
Other long-term liabilities	597.7	599.4

Redeemable noncontrolling interests	35.6	36.8

Total shareholders' equity	2,400.2	2,473.5
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,052.9	$6,241.4

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Consolidated net (loss) income	$(50.9)	$4.2	$(35.2)	$21.0
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Depreciation and amortization	58.0	56.1	116.3	106.5
Asset impairments	141.8	7.5	157.7	10.3
Other non-cash expenses (income), net	(29.4)	(35.0)	(23.9)	(49.3)
Changes in operating assets and liabilities, net of acquisitions and divestitures	(196.9)	(160.3)	(221.1)	(151.0)
Net cash used in operating activities	(77.4)	(127.5)	(6.2)	(62.5)

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(28.8)	(21.3)	(53.0)	(47.3)
Cash paid for acquisitions, net of cash acquired	—	(68.4)	(16.0)	(69.5)
Other investing activities, net	3.5	(1.4)	4.0	(0.4)
Net cash used in investing activities	(25.3)	(91.1)	(65.0)	(117.2)

Cash flows from financing activities:
Repayments of revolving lines of credit	(25.0)	(51.2)	(25.0)	(219.1)
Proceeds from revolving lines of credit	195.0	168.3	195.0	308.2
Repayment of long-term debt	(2.3)	(14.6)	(183.6)	(22.3)
Proceeds from long-term debt	—	—	—	2.9
Payment of dividends to shareholders	(18.5)	(7.6)	(37.1)	(15.3)
Other financing activities, net	—	0.6	(5.0)	(10.1)
Net cash provided by (used in) financing activities	149.2	95.5	(55.7)	44.3

Effect of exchange rate changes on cash, cash equivalents and restricted cash	5.0	31.6	12.9	44.9
Net decrease in cash, cash equivalents and restricted cash	51.5	(91.5)	(114.0)	(90.5)
Cash, cash equivalents and restricted cash at beginning of period	137.6	187.7	303.1	186.7
Cash, cash equivalents and restricted cash at end of period	$189.1	$96.2	$189.1	$96.2